UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  February 11, 2004

Angeion Corporation

(Exact name of Registrant as specified in its charter)

Minnesota	001-13543	41-1579150
(State or other jurisdiction Of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Oak Grove Parkway St. Paul, Minnesota	55127-8599
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 484-4874

Items 1-4, 6, and 8-11 are not applicable and are therefore omitted.

Item 5.                         Other Information

The Bylaws of Angeion Corporation contain provisions limiting the purchase of shares of common stock by five percent beneficial holders or persons that would become five percent beneficial holders.  These provisions were adopted in connection with the approval of the Joint Modified Plan of Reorganization of Angeion Corporation dated as of September 4, 2002 (the “Plan”), which was approved by the Bankruptcy Court in October 2002.  The provisions were established to limit the possibility that an ownership change in the equity of the Company would limit or totally eliminate the ability of Angeion to take advantage of its pre-bankruptcy tax loss carry forwards, which approximated $129 million at October 31, 2003.

Specifically, Section 6.3 of the Angeion Bylaws provides that for a period of three years after the end of the fiscal year in which the Plan was confirmed, or until October 31, 2005, any purchase of common stock or any warrant or other rights to purchase common stock or securities convertible or exercisable into common stock by any person, entity or group acting in concert who owns, or who, as a result of such purchase could own, would own or would be treated as owning, five percent (5%) or more of the outstanding common stock or would otherwise be treated as a five percent (5%) shareholder within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended, shall be void, insofar as it purports to transfer ownership of rights in respect of such stock to the purported transferee, unless the transfer is approved in advance by the Reorganized Board of Directors of Angeion.

In February 2004, Deephaven Capital Management LLC (“DCM”), on behalf of funds and accounts for which DCM serves as investment advisor (“Funds”), formally requested that the Board of Directors of Angeion Corporation approve the possible purchase by the Funds of up to 330,000 additional common shares of Angeion Corporation.  The purchase of an additional 330,000 common shares of Angeion Corporation would result in the Funds owning approximately 30% of Angeion Corporation’s outstanding common stock.  At February 11, 2004, the Funds owned 758,658 shares or approximately 21.1 percent of Angeion’s outstanding shares.  As of March 1, 2004, Angeion had 3,597,638 shares of common stock outstanding.  Angeion’s Board of Directors granted DCM’s request to purchase the additional shares on February 11, 2004.

DCM advised the Board that it may buy shares from time to time in the market, or otherwise, but did not make any commitment to purchase any minimum number of shares.  DCM also advised the Board that it would not purchase any shares until after Angeion announced its results for the quarter ended January 31, 2004, and Deephaven has not purchased any additional shares.  On March 11, 2004, Angeion announced its results for the quarter ended January 31, 2004 and filed its Form 10-Q for the quarter ended January 31, 2004 with the SEC.

Item 7.                         Financial Statements And Exhibits

99.1                           Press release dated March 11, 2004 reporting Angeion Corporation results of operations for the three months ended January 31, 2004.

Item 12.                Results of Operations and Financial Condition

Angeion Corporation hereby furnishes a press release, issued on March 11, 2004, disclosing material non-public information regarding its results of operations for the three months ended January 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGEION CORPORATION

Dated: March 16, 2004

By: /s/ Dale H. Johnson
Dale H. Johnson
Chief Financial Officer